SUBSIDIARIES OF THE REGISTRANT
Exhibit 21.01

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation
Electronic Arts Proprietary Limited	Electronic Arts Pty. Ltd.	Commonwealth of Australia
Electronic Arts (Canada), Inc.	Electronic Arts (Canada), Inc.	British Columbia, Canada
Electronic Arts, Limited	Electronic Arts, Limited	United Kingdom
Electronic Arts GmbH	Electronic Arts GmbH	Germany
EA Kabushiki Kaisha	Electronic Arts K.K.	Japan
Electronic Arts Productions Inc.	Crocodile Productions	Delaware
Electronic Arts International Corporation	Electronic Arts International Corporation	California
Electronic Arts Software S.L.	Electronic Arts Software S.L.	Spain
Bullfrog Productions Ltd.	Bullfrog Productions Ltd.	United Kingdom
Electronic Arts Productions Ltd.	Electronic Arts Productions Ltd.	United Kingdom
Electronic Arts Nordic Aktiebolag	Electronic Arts Nordic Aktiebolag	Sweden
Electronic Arts Asia Pacific PTE., LTD	Electronic Arts Asia Pacific PTE., LTD	Singapore
Electronic Arts Seattle Inc.	Electronic Arts Seattle Inc.	Washington
EA Software South Africa Pty. Ltd.	EA Software South Africa Pty. Ltd.	South Africa
Electronic Arts V.I., Inc.	Electronic Arts V.I., Inc.	Virgin Islands (U.S.)
Linear Arts Inc.	Linear Arts Inc.	Delaware
Electronic Arts US Company (Formerly Electronic Arts UK Holding Co.)	Electronic Arts US Co. (Formerly Electronic Arts UK Holding Co.)	Delaware
Electronic Arts Limitada	EA Brazil	Brazil
Electronic Arts Nederland B.V.	Electronic Arts BV	The Netherlands
Electronic Arts Limitada	Electronic Arts Portugal	Portugal

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation
Electronic Arts C.V.	Electronic Arts C.V.	Barbados
Electronic Arts Project Inc.	Electronic Arts Project Inc.	Delaware
Maxis K.K.	Maxis K.K.	Japan
Electronic Arts Redwood LLC	Electronic Arts Redwood LLC	Delaware
Electronic Arts Handelsges.m.b.H	Electronic Arts Austria	Austria
Electronic Arts K.K.	Electronic Arts K.K.	Japan
Electronic Arts Switzerland GmbH	Electronic Arts Switzerland	Switzerland
Electronic Arts — Tiburon (Formerly Tiburon Entertainment, Inc.)	Tiburon	Florida
Pogo Corporation	Pogo.com	Delaware
Parnassus Data Inc.	Parnassus Data Inc.	Delaware
EA.com Inc.	EA.com Inc.	Delaware
ABC Software GmbH	ABC Software GmbH	Switzerland
Electronic Arts World LLC	Electronic Arts World LLC	Delaware
Electronic Arts Studio (UK) Limited	Electronic Arts Studio (UK) Limited	United Kingdom
Electronic Arts Publishing SARL	Electronic Arts Publishing SARL	France
Electronic Arts Studio EURL	Electronic Arts Studio EURL	France
NuFX, Inc.	NuFX, Inc.	Illinois
Electronic Arts Czech Republic S.R.O.	EA Czech Republic	Czech Republic
Electronic Arts Hungary Trading Kft	EA Hungary	Hungary
Electronic Arts Polska Sp.zo.o	EA Poland	Poland
Electronic Arts Italia SRL	EA Italy	Italy
Studio 33 (UK) Limited	Studio 33 (UK) Limited	United Kingdom

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation
Electronic Arts Denmark Aps	Electronic Arts Denmark Aps	Denmark
Electronic Arts Finland OY	Electronic Arts Finland OY	Finland
Electronic Arts Europe Ltd	Electronic Arts Europe Ltd	United Kingdom
Electronic Arts Norway A/S	Electronic Arts Norway A/S	Norway
Electronic Arts Transfer Company	Electronic Arts Transfer Company	Delaware
Electronic Arts Subsidiary Corporation	Electronic Arts Subsidiary Corporation	Delaware
Electronic Arts Sales and Distribution Inc.	Electronic Arts Sales and Distribution Inc.	Delaware
Electronic Arts Music Publishing Inc.	Electronic Arts Music Publishing Inc.	Delaware
Electronic Arts New Zealand	Electronic Arts New Zealand	New Zealand
Electronic Arts Korea Yuhan Hoesa	Electronic Arts Korea Yuhan Hoesa	Korea
Electronic Arts Hong Kong Ltd.	Electronic Arts Hong Kong Ltd.	Hong Kong
Electronic Arts UK Ltd.	Electronic Arts UK Ltd.	United Kingdom
Criterion Software Group Limited	Criterion Software Group Limited	United Kingdom
Criterion Software Limited	Criterion Software Limited	United Kingdom
Criterion Software International Limited	Criterion Software International Limited	United Kingdom
Criterion Software Inc.	Criterion Software Inc.	Texas
Criterion Software K.K.	Criterion Software K.K.	Japan
Electronic Arts EA Holdings AB	Electronic Arts EA Holdings AB	Sweden
EA Delaware LLC	EA Delaware LLC	Delaware
EA Japan LLC	EA Japan LLC	Delaware
EA General Partner Limited	EA General Partner Limited	Bermuda
EA Bermuda Partnership	EA Bermuda Partnership	Bermuda

Name in		Jurisdiction
Corporate Articles	Doing Business As	of Incorporation
EA International (Studio and Publishing) Ltd.	EA International (Studio and Publishing) Ltd.	Bermuda
EA Entertainment, Inc.	EA Entertainment, Inc.	Delaware
Electronic Arts Mauritius Limited	EA Mauritius Ltd.	Mauritius
Electronic Arts Belgium SPRL	Electronic Arts Belgium SPRL	Belgium
EA Swiss Sarl	EA Swiss Sarl	Switzerland
Electronic Arts Computer Software (Shanghai) Co., Ltd.	Electronic Arts Computer Software (Shanghai) Co., Ltd.	China
EA Mobile LLC (Formerly JAMDAT Mobile Inc.)	EA Mobile LLC	Delaware
EA Mobile (Canada Holdings) Inc. (Formerly JAMDAT Mobile (Canada Holdings) Inc.)	EA Mobile (Canada Holdings) Inc. (Formerly JAMDAT Mobile (Canada Holdings) Inc.)	Delaware
EA Mobile (Canada) ULC (Formerly JAMDAT Mobile (Canada) ULC	EA Mobile (Canada) ULC	Nova Scotia
EA Mobile (Hawaii) LLC (Formerly JAMDAT Mobile (Hawaii) LLC)	EA Mobile (Hawaii) LLC (Formerly JAMDAT Mobile (Hawaii) LLC)	Delaware
Electronic Arts Mobile (UK) Limited (Formerly JAMDAT Mobile (UK) Ltd.)	EA Mobile (UK) Ltd.	United Kingdom
Electronic Arts Mobile (Romania) S.R.L (Formerly SC JAMDAT Mobile SRL)	Electronic Arts Mobile (Romania) S.R.L (Formerly SC JAMDAT Mobile SRL)	Romania
EA Mobile (India Holdings) Inc. (Formerly JAMDAT Mobile (India Holdings) Ltd.)	EA Mobile (India Holdings) Inc. (Formerly JAMDAT Mobile (India Holdings) Ltd.)	Mauritius
EA Mobile (India) Private Limited (Formerly JAMDAT Mobile (India) Ltd.)	EA Mobile (India) Private Limited (Formerly JAMDAT Mobile (India) Ltd.)	India
EA Mobile Japan K.K. (Formerly JAMDAT Mobile (Japan) Inc.)	EA Mobile Japan K.K. (Formerly JAMDAT Mobile (Japan) Inc.)	Japan
EA Mexico S. de R. L. de C.V.	EA Mexico	Mexico
Electronic Arts Greece Limited Liability Company	EA Greece	Greece
EA Games India Private Ltd.	EA Games India Private Ltd.	India
Digital Illusion CE	Digital Illusion CE	Sweden
EA Digital Illusion CE AB	EA Digital Illusion CE AB	Sweden
Singshot Media LLC	Singshot Media LLC	Delaware